                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                  FORM 8-K/A

                          AMENDMENT TO CURRENT REPORT

    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



                       DATE OF REPORT:  October 30, 1997
                       (Date of earliest event reported)



                       SPLASH TECHNOLOGY HOLDINGS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                 000-21171
   (State or other jurisdiction of              Commission File Number
   incorporation or organization)

                                  77-0418472
                     (I.R.S. Employer Identification No.)


                              555 DEL REY AVENUE
                             SUNNYVALE, CA  94086
                                (408) 328-6300
         (Address, including zip code, and telephone number, including area code, of Registrant principal executive offices)

                       SPLASH TECHNOLOGY HOLDINGS, INC.
                                   FORM 8K/A
                          AMENDMENT OF CURRENT REPORT


                               TABLE OF CONTENTS

(a)   HISTORICAL FINANCIALS OF COLORAGE INC.

      Report of Independent Auditors.................................................................................    3

      Consolidated Balance Sheets as of June 30, 1997 and 1996.......................................................    4

      Consolidated Statements of  Income for the years ended June 30, 1997, 1996 and 1995............................    5

      Consolidated Statements of  Stockholders' Equity  for the years ended June 30, 1997, 1996 and 1995.............    6

      Consolidated Statements of  Cash Flows  for the years ended June 30, 1997, 1996 and 1995.......................    7

      Notes to Consolidated Financial Statements.....................................................................    8

(b)   PRO FORMAS FINANCIAL INFORMATION

      Introductory paragraph to Pro Forma Combined Condensed Statements of Operations................................   15

      Pro Forma Combined Condensed Statement of Operations for the nine months ended June 30, 1997 (Unaudited).......   16

      Pro Forma Combined Condensed Statement of Operations for the year ended September 30, 1996 (Unaudited).........   17

      Notes to Unaudited Pro Forma Combined Condensed Statement of Operations........................................   17

      Pro Forma Combined Balance Sheet as of June 30, 1997...........................................................   18

      Notes to Unaudited Pro Forma Balance Sheet.....................................................................   19

     The undersigned registrant hereby amends the following items, financial statements, exhibits, or other portions of its current report on Form 8-K originally filed with the Securities and Exchange Commission on November 13, 1997.


Item 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of ColorAge Inc.

     We have audited the accompanying consolidated balance sheets of Colorage Inc. and subsidiaries as of June 30, 1997 and 1996 and the related consolidated statements of income, stockholders equity and cash flows for the three years in the period ended June 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of ColorAge Inc. and subsidiaries as of June 30, 1997 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.


Barry High & Associates, P. C. Certified Public Accountants
September 5, 1997, except for Note 22, for which the date is October 30, 1997

                        COLORAGE INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                            JUNE 30, 1997 AND 1996

                                       ASSETS
                                                                                               1997            1996
                                                                                            ----------      ----------
Current assets:
  Cash                                                                                       $  480,201      $  309,399
  Accounts receivable, net of allowance for doubtful accounts of $49,156 and $45,423            718,637         232,547
  Inventories                                                                                   532,102         288,960
  Prepaid and refundable taxes                                                                   15,600          95,058
  Prepaid expenses                                                                               44,676          29,800
  Deferred tax asset                                                                            140,023          40,350
                                                                                             ----------      ----------
  Total current assets                                                                        1,931,239         996,114
                                                                                             ----------      ----------
Property and equipment - net of accumulated depreciation                                        216,191         289,899
                                                                                             ----------      ----------
Other assets:
  Prepaid expense                                                                                24,453          11,314
  Deposits                                                                                       22,140          13,769
  Design costs, net of accumulated amortization of $28,996 and $22,783                            2,071           8,285
  Organization costs, net of accumulated amortization of $2,000 and $1,800                           --             200
  Patent costs, net of accumulated amortization of $913                                           8,401              --
  Software development costs, net of accumulated amortization of $444,587 and $936,917           79,149         448,592
  Software license                                                                               50,000              --
  Trademarks, net of accumulated amortization of $21,204 and $18,272                              8,115          11,047
  Deferred tax asset                                                                             38,400          21,185
                                                                                             ----------      ----------
                                                                                                232,729         514,392
                                                                                             ----------      ----------
                                                                                             $2,380,159      $1,800,405
                                                                                             ==========      ==========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable - trade                                                                   $  292,629      $   68,283
  Accounts payable - rent                                                                        31,579          31,579
  Customer advances                                                                              23,805          10,551
  Current portion:
    Stock bonuses payable                                                                           276             326
    Notes payable - bank                                                                         83,333         163,460
    Capital lease obligation                                                                     16,623              --
  Accrued liabilities:
    Accrued income taxes                                                                            900              --
    Accrued vacation                                                                             41,735          47,335
    Other expenses                                                                              120,923         122,917
    Sales return reserves                                                                        72,000              --
    Warranty reserves                                                                            27,000              --
  Lease incentive - current                                                                      40,000          40,000
                                                                                             ----------      ----------
         Total current liabilities                                                              750,803         484,451
                                                                                             ----------      ----------
Long-term liabilities:
  Accounts payable - rent                                                                        28,947          60,526
  Stock bonuses payable                                                                             397             844
  Notes payable - bank                                                                               --          83,330
  Capital lease obligation                                                                       20,662          37,865
  Note payable - other                                                                          100,000         200,000
  Stockholder loans                                                                             170,611         170,611
  Lease Incentive                                                                                38,333          78,333
  Deferred income taxes                                                                              --             320
                                                                                             ----------      ----------
         Total long-term liabilities                                                            358,950         631,829
                                                                                             ----------      ----------
Stockholders' equity:
  Class A common stock, no par value, voting, 15,000 shares authorized, 13,425 and
   13,333 shares issued                                                                         147,395          57,367
  Class B common stock, no par value, non-voting, 215,000 shares authorized,
   154,020 and 152,513 shares issued                                                            127,952          17,632
  Paid-in capital                                                                                28,257          28,257
  Retained earnings                                                                             967,552         581,619
                                                                                             ----------      ----------
                                                                                              1,271,156         684,875
Less:  Treasury stock, 300 shares of Class B common stock                                           750             750
                                                                                             ----------      ----------
       Total stockholders' equity                                                             1,270,406         684,125
                                                                                             ----------      ----------
                                                                                             $2,380,159      $1,800,405
                                                                                             ==========      ==========

          See Auditor's report and notes to the financial statements

                         COLORAGE INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                              FOR THE YEARS ENDED
                          JUNE 30, 1997, 1996 AND 1995

                                                                                1997                1996                 1995
                                                                             ----------          ----------           -----------
Net Revenue                                                                  $5,812,966          $3,884,351           $10,564,230
                                                                             ----------          ----------           -----------

Materials costs                                                               1,440,045             441,366             3,321,231
Marketing and sales                                                           1,019,077             977,022             3,243,154
Engineering and development                                                   1,559,948           1,194,883             1,843,961

General and administrative                                                      810,944             811,975             1,660,696
                                                                             ----------          ----------           -----------
    Income before depreciation and amortization                                 982,952             459,105               495,188

Depreciation and amortization                                                   492,644             586,130               995,036
                                                                             ----------          ----------            -----------
Income (loss) from operations                                                   490,308            (127,025)             (499,848)
                                                                             ----------          ----------            -----------
Other income (expense):
  Interest expense                                                              (26,809)            (65,911)               (95,257)
  Interest income                                                                 5,973               2,631                  3,057
  Miscellaneous                                                                  (3,847)              1,628                  8,111
  Loss on disposal of obsolete inventory                                              -             (87,517)                     -
  Loss on equipment disposals                                                         -             (66,827)                     -
                                                                             ----------          ----------            -----------
                                                                                (24,683)           (215,996)               (84,089)
                                                                             ----------          ----------            -----------
Income (loss) from continuing operations                                        465,625            (343,021)              (583,937)
Discontinued Operations:
  Loss from discontinued operations                                                   -              17,447                      -
  Loss from disposal of the discontinued segment                                      -              28,757                      -
                                                                             ----------          ----------            -----------
Income (loss) before provision for income taxes                                 465,625            (389,225)              (583,937)
(Provision) benefit for income taxes                                            (79,692)             84,145                258,845
                                                                             ----------          ----------            -----------

Net Income (loss)                                                            $  385,933          $ (305,080)           $  (325,092)
                                                                             ==========          ==========            ===========

Net income (loss) per share                                                  $     2.31          $    (1.72)           $     (2.11)
                                                                             ==========          ==========            ===========

Shares used in per share calculation                                            170,076             171,311                152,077
                                                                             ==========          ==========            ===========

           See auditor's report and notes to the financial statements

                        COLORAGE INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                    CLASS A             CLASS B
                                  COMMON STOCK        COMMON STOCK                    FOREIGN
                              -------------------   -----------------      PAID-IN   CURRENCY       RETAINED TREASURY STOCKHOLDERS
                              SHARES     AMOUNT      SHARES   AMOUNT       CAPITAL  TRANSLATION     EARNINGS  STOCK     EQUITY
Balances at June 30, 1994      11,764    $45,858    131,495  $15,470    $28,257                    $1,211,791          $1,301,376
Common stock issued as
   compensation:
 Class A                        1,569     11,509                                                                           11,509
 Class B                                             15,498    1,116                                                        1,116
Incentive Class B Stock
 Bonus Plan, 10,600 shares
 reserved for 1995 plan, 590
 shares removed from
 outstanding status due to
 employees leaving the
 Company before vesting                              10,010
Incentive Class B Stock Bonus
 Plan shares vesting                                              487                                                         487
Purchase of 300 Class B shares
 for the Treasury                                                                                                $(750)     (750)
Foreign currency translation
 adjustment                                                                              $(11,449)                       (11,449)
Net loss                                                                                           (325,092)            (325,092)
                               ------    -------    -------  -------    -------           -------    -------     -----  --------
Balances at June 30, 1995      13,333    $57,367    157,003  $17,073    $28,257           (11,449)   886,699      (750)  977,197
Incentive Class B Stock
 Bonus Plan shares
 removed from
 outstanding status due to
 employees leaving the
 Company before vesting                              (4,490)
Incentive Class B Stock Bonus
 Plan shares vesting                                              559                                                        559
Foreign currency translation
 adjustment                                                                                11,449                         11,449
Net loss                                                                                            (305,080)           (305,080)
                               ------    -------    -------  -------    -------           -------    -------     -----  --------
Balances at June 30, 1996      13,333    $57,367    152,513  $17,632    $28,257                --    581,619      (750)  684,125
Notes converted to Common
 Stock:
  Class A                          92     90,028                                                                          90,028
  Class B                                             1,019    9,972                                                       9,972
Purchase of Class B Common                            1,088  100,000                                                     100,000
 Stock
Incentive Class B Stock
 Bonus Plan shares
 removed from
 outstanding status due to
 employees leaving the
 Company before vesting                                (600)
Incentive Class B Stock Bonus
 Plan shares vesting                                              348                                                        348
Net income                                                                                           385,933             385,933
                               ------    -------    -------  -------    -------           -------    -------     -----  ----------
Balances at June 30, 1997      13,425   $147,395    154,020 $127,952    $28,257                --   $967,552     $(750) $1,270,406
                               ======   ========    ======= ========    =======           =======   ========     =====  ==========


                         COLORAGE INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                              FOR THE YEARS ENDED
                          JUNE 30, 1997, 1996 AND 1995

                                                                                               1997        1996         1995
                                                                                            ---------    ---------    ---------
OPERATING ACTIVITIES:
Net income (loss)                                                                           $ 385,933    $(305,080)   $(325,092)
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization                                                               492,845      586,130      995,126
  Loss on disposal of property and equipment                                                    1,546      103,377            -
  Prepaid and refundable income taxes                                                          79,458      148,166       88,608
  Capitalization of software development costs                                                 49,387     (427,896)    (426,642)
  Patent acquisition costs                                                                     (9,314)           -            -
  Software license acquisition                                                                (50,000)           -            -
  Deposits (paid) returned                                                                     (8,371)       3,871        1,286
  Organization expenses                                                                             -        2,765            -
  Deferred income taxes                                                                      (117,208)       2,803       30,001
  Issuance of Class A and Class B stock as compensation                                          (149)      (1,834)      15,138
  Utilization of lease incentives                                                             (40,000)     (40,000)     (40,000)
  Foreign currency translation adjustments                                                          -       11,449      (11,449)
  Changes in operating assets and liabilities:
     (Increase) Decrease in:
          Accounts receivable                                                                (486,090)     495,853     (141,050)
           Inventories                                                                       (243,142)      40,178      146,108
           Prepaid expenses                                                                   (28,015)     (24,667)     106,856
     Increase (Decrease) in:
          Accounts payable                                                                    192,767     (530,755)     (20,142)
          Customer advances                                                                    13,254        1,843        8,708
          Accrued liabilities                                                                  97,906        3,528      112,345
          Accrued payroll & payroll taxes                                                           -       (4,515)     (33,944)
          Accrued vacation                                                                     (5,600)     (29,158)     (54,954)
                                                                                            ---------    ---------    ---------
Net cash provided by operating activities                                                     325,207       36,058      450,903
                                                                                            ---------    ---------    ---------
INVESTING ACTIVITIES:
Purchase of property and equipment                                                            (90,368)      (9,931)    (194,796)
Proceeds from sale of property and equipment                                                        -       30,284       33,649
                                                                                            ---------    ---------    ---------
Net cash provided (used) by investing activities                                              (90,368)      20,353     (161,147)
                                                                                            ---------    ---------    ---------
FINANCING ACTIVITIES:
Proceeds from shareholder loans                                                                     -            -        6,261
Proceeds from bank line of credit                                                                   -            -      325,000
Proceeds from capital lease obligations                                                             -            -       80,279
Proceeds from Class B Stock                                                                   100,000            -            -
Proceeds from notes to others                                                                       -      100,000      300,000
Payment of bank line of credit                                                                      -      (96,000)    (372,500)
Payment of long-term obligations                                                             (146,834)    (188,194)    (237,500)
Payment of capital lease obligations                                                          (17,203)     (15,069)     (32,258)
Payment of notes to others                                                                          -            -     (200,000)
Payment of treasury stock                                                                           -            -         (750)
                                                                                            ---------    ---------    ---------
Net cash used in financing activities                                                         (64,037)    (199,263)    (131,468)
                                                                                            ---------    ---------    ---------
Increase (decrease) in cash                                                                   170,802     (142,852)     158,288
Cash, beginning of year                                                                       309,399      452,251      293,963
                                                                                            ---------    ---------    ---------
Cash, end of year                                                                           $ 480,201    $ 309,399    $ 452,251
                                                                                            =========    =========    =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Cash paid for Interest                                                                      $  18,641    $  44,083    $  85,471
Cash paid for Income Taxes                                                                    211,600            -        5,450
SUPPLEMENTAL SCHEDULE OF NONCASH OPERATING, INVESTING, AND FINANCING ACTIVITIES:
Incentive stock plans:
  Issuance of Class B common stock as compensation                                          $     348    $     559    $   1,603
  Issuance of Class A common stock as compensation                                                  -            -       11,509
Landlord Non-cash lease incentive:
  Rent expense reduction                                                                       40,000       40,000       40,000
Conversion of note to Class A and Class B shares                                              100,000            -            -

           See auditor's report and notes to the financial statements

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1997, 1996 AND 1995

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company is principally engaged in the design, development and sale of computer software and related products for color imaging. The principal markets are to resellers located in North America and Europe. The Company extends credit to its customers in the normal course of its business without requiring collateral.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Principles of Consolidation
---------------------------

For the periods ending June 30, 1996 and 1995, the Company owned a foreign subsidiary corporation in the Netherlands. The records of this subsidiary were maintained in the local currency and were converted to U.S. currency for consolidation. The Company also wholly owns a foreign sales corporation. The consolidated financial statements include the accounts of the wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash Flows
----------

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts receivable - trade
---------------------------

Provision for losses on trade accounts receivable is made in amounts required to maintain an adequate allowance to cover anticipated bad debts. Accounts receivable are charged against the allowance when it is determined by the Company that payment will not be received. Any subsequent receipts are credited to the allowance. At year end, the allowance is adjusted by management based on review of the accounts receivable.

Inventories
-----------

Inventories, consisting of completed and partially completed software and hardware units, materials and supplies are stated at the lower of cost (first-in, first-out) or market.

Property and equipment
----------------------

Additions to property and equipment are recorded at cost when placed in service. Depreciation is provided based on the estimated useful lives of the assets using an accelerated method. Betterments and improvements that extend the useful life of an asset are capitalized. Maintenance and repairs are charged to expense as incurred.

Organization costs
------------------

The costs of incorporation of the subsidiaries are amortized over five years.

Research tax credits
--------------------

The Company follows the "flow-through" method of accounting for the research tax credits, recognizing the benefit for financial reporting purposes when the credits are realized for tax purposes.

Income taxes
------------

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The temporary differences relate primarily to allowances for doubtful receivables, depreciation, accrued vacations, product reserves and interest which are deductible for financial statement purposes but not for income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Revenue Recognition
-------------------

Software Licenses and Systems - The Company recognizes revenue from sales of software licenses and turn-key systems upon shipment of these products to a customer, unless the Company has significant related obligations remaining. When significant obligations remain after the product has been delivered, revenue is not recognized until such obligations have been completed or are no longer significant.

Post-contract Customer Support and Services - Revenue from post-contract customer support, when significant, is recognized over the period the customer support services are provided and product service revenue is recognized as services are performed.

Foreign Transactions
--------------------

The Company sells some of its products and services to foreign customers. Revenues from these sales are recorded in U.S. Dollars.

Trademark and Patents
---------------------

The cost associated with the acquisition of the Company trademark is amortized using the straight line method over 10 years.

The costs associated with the acquisition of patents are amortized using the straight line method over 17 years.

Computer Software Costs
-----------------------

The Company classifies the costs of planning, designing and establishing the technological feasibility of a computer software product as research and development costs and charges those costs to expense when incurred (see Note
13). After technological feasibility has been established, costs of producing a marketable product and product masters are capitalized and amortized over the estimated life of the product (see Note 14). Costs incurred for duplicating computer software from product masters, documentation and training materials and for packaging the product for distribution are capitalized as inventory and charged to cost of sales when revenue is recognized. Costs of maintenance and customer support are charged to expense when costs are incurred.

Capitalized software development costs and the related accumulated amortization are removed from the accounts at the beginning of the year after amortization is complete (See Note 14).

Software Licenses
-----------------

The costs associated with the acquisition of software licenses are amortized over 3 years which is the expected useful life of the licenses.

Design Costs
------------

The costs for package design and logo are amortized over 5 years which is their expected useful lives. The design costs for product brochures and inserts are amortized over 2 years which is their expected useful lives.

Advertising Costs
-----------------

The costs of advertising are expensed as incurred. The costs of advertising were $0, $578 and $2,361 for the years ended June 30, 1997, 1996 and 1995.

Product Reserves
----------------

The Company provides a reserve for estimated sales returns and for warranty returns based upon historical return rates.

Earnings Per Share
------------------

Net income (loss) per share is computed using the weighted average number of common stock and dilutive common stock equivalents outstanding during the period.

2.    ALLOWANCE FOR ACCOUNTS RECEIVABLE

The allowance for doubtful accounts were $49,156 and $45,423 for the years ended June 30, 1997 and 1996, respectively.

3.    INVENTORIES

Inventories are comprised of the following items at June 30, 1997 and 1996:

                                                   1997            1996
                                                ---------       ---------
        Unassembled materials                   $ 233,123       $ 255,564
        Finished Goods                            298,979          33,396
                                                ---------       ---------
                                                $ 532,102       $ 288,960
                                                =========       =========

4.    PROPERTY AND EQUIPMENT

Property and equipment consist of the following at June 30, 1997 and 1996:

                                                   1997            1996
                                                ---------       ----------
        Computers, peripherals, and software    $ 717,324       $1,334,752
        Office equipment                          207,822          224,017
        Furniture and fixtures                     84,688           91,697
        Leasehold improvements                      5,200            5,200
                                                ---------       ----------
                                                1,015,034        1,655,666
        Less accumulated depreciation             798,843        1,365,767
                                                ---------       ----------
            Net property, plant and equipment  $  216,191       $  289,899
                                                =========       ==========

Depreciation expense was $162,530, $243,811, and $350,931 for the years ended June 30, 1997, 1996 and 1995, respectively.

Included in office equipment is a capitalized lease with a cost of $80,279 and accumulated depreciation of $57,159 and $41,745 for the years ended June 30, 1997 and 1996, respectively.

5.    LONG-TERM DEBT

The Company has a long term note due to a bank. Principal and interest are payable in monthly installments. The interest rate on notes totaling $83,334 is 1.0% above the bank's prime lending rate and was 9.5% at June 30, 1997. This note is secured by all assets of Company and is personally guaranteed by the majority stockholders. The personal guarantee of the stockholders is limited to $250,000 individually for certain stockholders. The Bank also requires the Company to maintain certain financial ratios. Failure to maintain the ratios is an event of default. The Company was in compliance with the ratios at June 30, 1997.

The minimum annual payment is $83,334 for 1998.

6.    NOTE PAYABLE - OTHER

The Company borrowed $100,000 on a five year note subordinated to the bank loans in December, 1994. The Company borrowed another $100,000 on a five year note subordinated to the bank loans in March, 1996. The notes are renewable for a second five year term at the option of the registered owner. Each note may be converted to Class A and Class B common stock on any anniversary date during the term of the note at the option of the registered owner. The conversion feature is based on a ratio measured by 1995 and 1996 gross sales, respectively. Exercise of the conversion feature would result in the issuance of a small number of shares of Class A and Class B common stock and waiver of all accrued interest. Both notes are secured by all assets of the Company. In March, 1997 the first of these notes was converted to Class A and Class B common stock. The second note is due in March 2000, and bears interest at 7.74% compounded annually.

7. STOCKHOLDER DEBT

The Company has unsecured notes due to stockholders totaling $170,611. The notes are subordinated to the bank debt. Notes totaling $110,611 bear interest at 6% and notes totaling $60,000 bear interest at 10%. The notes are due in July and August, 2000.

8. CAPITAL LEASES

The Company has acquired equipment under the provisions of long-term leases. The present value of the net minimum lease payments has been capitalized. The following is a schedule of the future minimum lease payments under capital leases by year together with the present value of the net minimum lease payments:

Year ended June 30, 1997                                                                       $19,237
                    1998                                                                        19,237
                    1999                                                                         1,603
                                                                                               -------
Total minimum lease payments                                                                    40,077
Less amount representing interest charges                                                        2,792
                                                                                               -------
Present value of net minimum lease payments                                                     37,285
                                                                                               =======

Current portion                                                                                 16,623
Long-term portion                                                                               20,662
                                                                                               -------
                                                                                                37,285
                                                                                               =======


9. INCENTIVE STOCK BONUS PLANS

In 1989, 1991 and 1995 the Company adopted incentive stock bonus plans whereby
certain employees were granted shares of the Class B common stock.   The shares
are valued at the date they are granted and are held in escrow until they are
vested.   The shares granted and the vesting schedule is as follows:

                 Date vested                      No. of shares                     Price
-----------------------------------------         -------------                 --------------
Through June 30,
1998                                                        1,105                         $276
1999                                                        1,105                          276
2000                                                          480                          121
                                                            -----                         ----
                                                            2,690                         $673
                                                            =====                         ====


The shares are restricted and upon vesting must be offered to the Company for right of first refusal in the event that an employee wants to transfer or sell them. The employees that have been granted shares under the incentive stock bonus plans have elected under section 83(b) of the Internal Revenue Code to recognize the income in the year the plans were adopted. Therefore, the Company reflects the compensation deduction in the year the plans were adopted. Consequently, when the Company grants Class B common shares under an Incentive
Stock Bonus Plan,  the shares are listed as outstanding.   When an employee that
was granted shares leaves the Company,  non-vested shares are removed from
outstanding status and are available to be issued.   The value of the shares
granted are recorded to the Class B common stock account as they vest. The non-vested value is recorded as an accrued bonus.

10.  INCOME TAXES

Income tax expense (benefit) consists of the following:

                                            1997        1996        1995
                                         ---------    --------    ---------
Current:
  Federal                                $ 222,532    $(87,404)   $(245,357)
  State                                     63,616         456        5,450
                                         ---------    --------    ---------
                                           286,148     (86,948)    (239,907)
                                         ---------    --------    ---------
Deferred:
  Federal                                  (91,611)      2,190       27,317
  State                                    (25,597)        613        2,684
                                         ---------    --------    ---------
                                          (117,208)      2,803       30,001
                                         ---------    --------    ---------
Research tax credits:
  Federal                                  (35,332)          -      (48,939)
  State                                    (53,916)          -            -
                                         ---------    --------    ---------
                                           (89,248)          -      (48,939)
                                         ---------    --------    ---------

Total Expense (Benefit)                  $  79,692    $(84,145)   $(258,845)
                                         =========    ========    =========


The current federal income tax provision is different from the expense that would result from applying statutory tax rates to financial statement income. The difference results from expenses for meals and entertainment, officers' life insurance, trademark amortization and research and development expenses that are not deductible or have limited deductibility for income tax purposes. See Note 1 for explanation of the deferred taxes.

The current tax benefit results from the carryback of net operating losses to reduce the tax liability for preceding years. The Company has federal research tax credits totaling $63,400 and state research tax credits totaling $7,800 that expire in 2012.

11.  EARNINGS PER SHARE

The earnings per share computations are based on the weighted average number of shares of common stock outstanding during the year as follows:

                                                                                     1997        1996         1995

Weighted average Class A common shares outstanding for the period                     13,425      13,333       12,224
Weighted average Class B common shares outstanding for the period                    153,851     152,513      136,038
Class B common equivalent shares deemed outstanding from shares

   reserved for employee bonus plans that vest over time                               2,800      5,465        3,815
                                                                                    --------   ---------    ---------

Shares used in per share calculation                                                 170,076     171,311      152,077
                                                                                    ========   =========    =========

Net income (loss) from continuing operations, net of tax provisions                 $385,933   $(258,876)   $(325,092)
Interest expense for notes convertible to stock computed on the "as if

  converted" method                                                                    7,740       9,797        4,199
                                                                                    --------   ---------    ---------

Adjusted net income (loss) from continuing operations, net of tax                    393,673    (249,079)    (320,893)
Loss from discontinued operations                                                          -     (17,447)           -
Loss from disposal of the discontinued segment                                             -     (28,757)           -
                                                                                    --------   ---------    ---------

Adjusted net income (loss)                                                          $393,673   $(295,283)   $(320,893)
                                                                                    ========   =========    =========

Earnings per share and Common Stock Equivalents:

Adjusted net income (loss) from continuing operations, net of tax
  provision                                                                         $   2.31   $   (1.45)   $   (2.11)
Loss from discontinued operations                                                          -       (0.10)           -
Loss from disposal of the discontinued segment                                             -       (0.17)           -
                                                                                    --------   ---------    ---------

Adjusted net income (loss)                                                          $   2.31   $   (1.72)   $   (2.11)
                                                                                    ========   =========    =========

There is no significant difference in the per share amounts when applying either the primary or fully diluted method in computing the per share amounts.

12.  LEASE COMMITMENTS

The Company occupies premises in the U.S. under an operating lease agreement through May 31, 1999. The area leased was reduced by 50% effective April 1, 1996. The minimum rent was reduced 32%. The lease requires a monthly fixed rental payment which includes a pro rata share of the increase in the property's operating costs. A company subsidiary occupied premises in the Netherlands under an operating lease through December 31, 1995.

As an inducement to enter a new lease, the landlord provided incentives totaling $200,000. The incentives were used to pay for leasehold improvements, moving expenses and free rent. The lease incentives are amortized over the term of the lease as a reduction in lease expense.

The operating lease expense was $221,093, $349,557, and $446,700 for 1997, 1996, and 1995, respectively.

The future minimum rental payments through the expiration of the lease, net of lease incentives, are:

                       Year ending June 30,                           Minimum annual payments
                    ------------------------                     --------------------------------
                              1998                                        $219,084
                              1999                                         200,831
                                                                          --------
                                                                          $419,915
                                                                          ========

13.  RESEARCH COSTS

Research costs for new products are expensed until feasibility for the product
is established (See Note 1).   The amount of research costs expensed are
$515,957, $168,053, and $605,946 for 1997, 1996 and 1995, respectively.

14.  COMPUTER SOFTWARE AND RELATED PRODUCT DEVELOPMENT COSTS

The Company capitalized a portion of certain expenditures that are in conjunction with the development of their products (See Note 1). The Company estimates that the life of the products will be 18 months before the development of a new product is complete.

Software and related product development costs and related accumulated amortization are removed from the accounts the year after amortization is complete. The amount removed from the accounts for the years ended June 30, 1997, 1996 and 1995 was $812,386, $382,607, and $326,056, respectively.

The amortization of software development costs are $320,056, $317,132, and $582,694 for 1997, 1996 and 1995, respectively.

The following is a schedule of future annual amortization of software development costs:

                                                                    Software Development
                       Year end June 30,                              Cost Amortization
                     --------------------                        ------------------------------
                             1998                                         $79,149
                                                                          =======


15.      OFF-BALANCE SHEET RISK

The Company sells and licenses software, turn-key systems and related products
domestically and internationally.   Accordingly,  the  risk exists that the
ability to collect amounts due from customers could be affected by economic fluctuations in various markets and industries.

At June 30, 1997 the Company has demand deposits in banks in excess of federally insured limits of $279,945. The possibility of loss exists if a bank holding excess deposits were to fail.

16.  PROFIT SHARING/401(k) PLAN

The Company maintains a Profit-Sharing/401(k) Plan that covers all full-time employees, as defined by the plan, that have attained the age of 21 years. Employees covered by the plan may make voluntary contributions to the plan. The Company may also make optional contributions to the plan. The Company made no contributions to the plan for the years ended June 30, 1997, 1996 and 1995.

17.  FOREIGN CURRENCY TRANSACTIONS

The  records  of a  foreign subsidiary are maintained  in  the  local currency
and are converted to U.S. currency for consolidation.   The gains and losses due
to changes in exchange rates at the time of conversion are recorded in the consolidated balance sheet. The Company realized a net loss of $0, $3,681, and $11,449 for the years ended June 30, 1997, 1996 and 1995 from such transactions.

18.  SALES CONCENTRATION

Sales to one customer in 1997 were $2,580,745, or 44% of sales. Sales to a second customer were $2,375,624, or 40% of sales.

19.  CLOSURE OF FOREIGN SUBSIDIARY

The Company closed and liquidated their Netherlands subsidiary effective December 31, 1995. The assets of the subsidiary were abandoned and the liabilities were assumed by the Company. The results of operations from the date of the determination to close the subsidiary to its closure and the loss from the disposal of the subsidiary are disclosed in the income statement.

20.  MATERIALS CONCENTRATION

Key connectors and semi-conductors used in the Company's product are supplied by
one manufacturer.   There are no alternative sources for these items.

21.  COMMON STOCK

Class A common shares have voting rights and Class B common shares do not have
voting rights.   The Class A common shares are held by a voting trust.   The
Class A common shares participate in liquidation proceeds at one hundred times the participation of the Class B common shares.

22.  SUBSEQUENT EVENT

The Company was acquired by Splash Technology Holdings,  Inc. on October 30,
1997.

The note payable due March 2000, referred to in Note 6, was converted to Class A and Class B shares prior to the acquisition.

                             INTRODUCTORY PARAGRAPH
                                  TO PROFORMA

                   COMBINED CONDENSED STATEMENTS OF OPERATION


     The Company completed its acquisition of ColorAge Inc. ("ColorAge") on October 30, 1997.

     The accompanying unaudited pro forma combined condensed balance sheet combines the historical consolidated balance sheet of the Company and the balance sheet of ColorAge as if the acquisition had occurred on June 30, 1997.

     The accompanying unaudited pro forma combined condensed statement of operations for the nine months ended June 30, 1997 includes the historical consolidated statement of operations of the Company and of ColorAge Inc. for the nine months ended June 30, 1997 as if the acquisition had occurred on October 1, 1995.

     The accompanying unaudited pro forma combined condensed statement of operations for the year ended September 30, 1996 includes the historical consolidated statement of operations of the Company's predecessor business for the four months ended January 31, 1996, the historical consolidated statement of operations of the Company for the eight months ended September 30, 1996 and the historical statement of operations of ColorAge for the year ended June 30, 1996 as if the acquisition had occurred on October 1, 1995.

     The unaudited pro forma condensed combined statements of operations give effect to the acquisition using the purchase method of accounting, and are based upon allocation of the purchase price and include the adjustments described in the notes attached hereto.

     The unaudited pro forma combined condensed financial statements do not purport to represent what the Company's results of operations would have been had the ColorAge acquisition occurred on the date indicated or for any future period or date. The pro forma adjustments give effect to available information and assumptions that the Company believes are reasonable. The unaudited pro forma combined condensed financial statements should be read in conjunction with the Company's historical consolidated financial statements and the financial statements of ColorAge and the notes thereto included or incorporated elsewhere herein.

                        SPLASH TECHNOLOGY HOLDINGS, INC.
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED JUNE 30, 1997
                                  (Unaudited)
                  (Amounts in thousands except per share data)


                                                                                            PRO FORMA
                                                                                           ADJUSTMENTS
                                                             SPLASH                    -------------------
                                                           TECHNOLOGY     COLORAGE                              PRO FORMA
                                                          HOLDINGS, INC.    INC.        AMOUNT        KEY       COMBINED
                                                          --------------   ------      --------       ---       --------


Net revenue                                                  $51,227          $5,105                             $56,332
Cost of net revenue                                           24,864           1,446                              26,310
                                                             -------          ------                             -------
   Gross profit                                               26,363           3,659                              30,022
                                                             -------          ------                             -------

Operating expenses:
   Research and development                                    3,972           1,172                               5,144
   Selling, general and administrative                         6,071           1,549                               7,620
   Amortization of purchased technology
      and write-off of in-process technology                  11,039               -    $ 1,254       ii, iii     12,293
                                                             -------          ------    -------                  -------
        Total operating expenses                              21,082           2,721      1,254                   25,057
                                                             -------          ------    -------                  -------
Income (loss) from operations                                  5,281             938     (1,254)                   4,965
Interest and other income (expense), net                         979             (12)    (1,243)            i       (276)
                                                             -------          ------    -------                  -------
   Income (loss) before Income taxes                           6,260             926     (2,497)                   4,689
Provision for (benefit from) income taxes                      6,447             224       (464)                   6,207
                                                             -------          ------    -------                  -------
       Net income (loss)                                     $  (187)         $  702    $(2,033)                 $(1,518)
                                                             =======          ======    =======                  =======

Net income (loss) per share                                  $ (0.02)                                            $ (0.13)
                                                             =======                                             =======

Shares used in per share calculation                          11,903                                              12,017
                                                             =======                                             =======

   The accompanying notes are an integral part of these financial statements.


                                                 SPLASH TECHNOLOGY HOLDINGS, INC.
                                       PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                                   YEAR ENDED SEPTEMBER 30, 1996
                                                            (Unaudited)
                                           (Amounts in thousands except per share data)


                                PREDECESSOR          SPLASH TECHNOLOGY        COLORAGE      PRO FORMA
                                 BUSINESS             HOLDINGS, INC.            INC.       ADJUSTMENTS
                                -----------     --------------------------    ----------   -----------
                                FOUR MONTHS     EIGHT MONTHS    PRO FORMA
                                   ENDED           ENDED        YEAR ENDED    YEAR ENDED
                                 JANUARY 31,    SEPTEMBER 30,  SEPTEMBER 30,   JUNE 30,                    PRO FORMA
                                   1996            1996           1996          1996       AMOUNT  KEY      COMBINED
                                -----------     -------------  -------------  ----------   ------  ---     ---------
Net revenue                       $13,008         $ 34,713       $47,721        $3,884                      $51,605
Cost of net revenue                 8,427           19,381        27,808           846              ii       28,654
                                  -------         --------       -------        ------                      -------
 Gross profit                       4,581           15,332        19,913         3,038                       22,951
                                  -------         --------       -------        ------                      -------

Operating Expenses:
 Research and development           1,498            2,627         4,125         1,479                        5,604
 Selling, general and
  administrative                      975            3,032         4,007         1,841                        5,848
 Amortization of purchased
  technology and write-off of
  in-process technology                 _           22,803        22,803            --     $1,447  ii,iii    24,250
                                  -------         --------       -------        ------     ------           -------
   Total operating expenses         2,473           28,462        30,935         3,320      1,447            35,702
                                  -------         --------       -------        ------     ------           -------
Income (loss) from operations       2,108          (13,130)      (11,022)         (282)    (1,447)          (12,751)
Interest and other income
 (expense), net                       (18)            (575)         (593)         (107)    (1,658)      i    (2,358)
                                  -------         --------       -------        ------     ------           -------
 Income (loss) before
  income taxes                      2,090          (13,705)      (11,615)         (389)    (3,105)          (15,109)
Provision for (benefit from)
  income taxes                        836           (5,509)       (4,673)          (84)      (618)           (5,375)
                                  -------         --------       -------        ------     ------           -------
    Net income (loss)              $1,254         $ (8,196)      $(6,942)       $ (305)   $(2,487)          $(9,734)
                                  =======         ========       =======        ======    =======           =======

Net income (loss) per share                                                                                 $ (1.00)
                                                                                                            =======

Shares used in per share calculation                                                                          9,697
                                                                                                            =======

  The accompanying notes are an integral part of these financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

i. To record effect on interest income (expense) as a result of cash used for purchase price

ii. To record amortization of purchased technology over the life of the technology

iii. The Company recorded the expense of approximately 26.0 million related to purchased in-process research and development upon the consummation of the purchase transaction. This amount has been excluded from the pro forma statement of operations due to its nonrecurring nature.

                        SPLASH TECHNOLOGY HOLDINGS, INC.
                        COMBINED PRO FORMA BALANCE SHEET
                              AS OF JUNE 30, 1997
                                  (Unaudited)
                                 (in thousands)


                                                                                            PRO FORMA
                                                                                           ADJUSTMENTS
                                                             SPLASH                    -------------------
                                                           TECHNOLOGY     COLORAGE                              PRO FORMA
                                                          HOLDINGS, INC.    INC.        AMOUNT        KEY       COMBINED
                                                          --------------   ------      --------       ---       --------
ASSETS
Current assets:
  Cash and cash equivalents                                   $ 6,601      $  480      $ (7,081)       A        $      -
  Accounts receivable, net                                     11,713         719             -                   12,432
  Inventories                                                   3,112         532             -                    3,644
  Prepaid expenses and other current assets                       321          60             -                      381
  Deferred income taxes                                         3,962         140             -                    4,102
                                                              -------      ------      --------                 --------
       Total current assets                                    25,709       1,931        (7,081)                  20,559
Property and equipment, net                                     1,270         216             -                    1,486
Deferred income taxes                                          11,615          38             -                   11,653
Purchased technology and other intangibles                          -           -         2,260        B           2,260
Other long term assets                                          1,457         195          (129)       C           1,523
                                                              -------      ------      --------                 --------
      Total assets                                             40,051       2,380        (4,950)                $ 37,481
                                                              =======      ======      ========                 ========

LIABILITIES
Current liabilities:
  Short term debt                                                   -           -        18,419        A        $ 18,419
  Trade accounts payable                                        3,226         293             -                    3,519
  Other accrued liabilities                                     6,377         458         1,000        A           7,835
  Royalties payable                                             1,950           -             -                    1,950
  Deferred revenue                                              2,068           -             -                    2,068
  Income taxes payable                                          2,078           -             -                    2,078
                                                              -------      ------      --------                 --------
      Total current liabilities                                15,699         751        19,419                   35,869
Other long term liabilities                                       400         359             -                      759
                                                              -------      ------      --------                 --------
      Total liabilities                                        16,099       1,110        19,419                   36,628
                                                              -------      ------      --------                 --------

STOCKHOLDERS' EQUITY
Common stock                                                       13         275          (275)       D              13
Additional paid-in capital                                     33,048          28           (28)       D          33,048
                                                                    -           -         2,925        A           2,925
Accumulated deficit                                            (9,109)        967          (967)       D          (9,109)
                                                                    -           -       (26,024)       E         (26,024)
                                                              -------      ------      --------                 --------
      Total stockholders' equity                               23,952       1,270       (24,369)                     853
                                                              -------      ------      --------                 --------

        Total liabilities and stockholders' equity            $40,051      $2,380      $ (4,950)                $ 37,481
                                                              =======      ======      ========                 ========

   The accompanying notes are an integral part of these financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

A. Represents the purchase price for ColorAge:

Cash consideration                                                                   $25,500
Stock consideration                                                                    2,925
Estimated acquisition costs                                                            1,000
                                                                                     -------
Total consideration                                                                  $29,425
                                                                                     =======

Net assets (after write-off of intangible)                                             1,141
Purchased in-process technology                                                       26,024
Purchased technology and other intangibles                                             2,260
                                                                                     -------
                                                                                     $29,425
                                                                                     =======


B. To record purchased technology and other intangibles
C. To eliminate previously recorded intangible assets of ColorAge Inc.
D. To adjust stockholders' equity for the acquisition of ColorAge Inc.
E. To record the write-off of purchased in-process technology

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  December 24, 1997
                                                SPLASH TECHNOLOGY HOLDINGS, INC.

                                         By:  /s/  Kevin K. Macgillivray
                                              --------------------------
                                              Kevin K. Macgillivray
                                              President and Chief Executive
                                              Officer